Exhibit 99.2

THREE SHORES BANCORPORATION, INC. Special Meeting of Shareholders June 16, 2020 at 10:00 AM EDT This Proxy is Solicited on Behalf of the Board of Directors The undersigned shareholder(s) hereby appoint(s) Thomas J. O’Shane and Gideon T. Haymaker, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and preferred stock of Three Shores Bancorporation, Inc. that such shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM EDT on June 16, 2020 and any adjournment or postponement thereof. The Special Meeting of Shareholders will be held virtually. In order to participate and/or vote at the meeting, you must register at http://www.viewproxy.com/ ThreeShoresBancorp/2020. We strongly encourage you to register before 11:59 PM EDT on June 14, 2020. If you do not register to participate before 11:59 PM EDT on June 14, 2020, we cannot assure you that you will be able to complete the registration process and vote at the Special Meeting. On the day of the Special Meeting of Shareholders, once you have properly registered, you may enter the meeting at http://www.viewproxy.com/ThreeShoresBancorp/2020/VM by logging in using the password you received via email in your registration confirmation (you will also need your Virtual Control Number). Further instructions on how to participate and vote at the Special Meeting of Shareholders are contained in the Proxy Statement/Prospectus in the section titled “Information About the Three Shores Special Meeting”. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1 and 2 and in accordance with the recommendations of the named proxies on any other business that properly comes before the Special Meeting of Shareholders. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on June 16, 2020. The Proxy Statement Prospectus is available at: http://www.viewproxy.com/ThreeShoresBancorp/2020

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
1. To adopt and approve the Agreement and Plan of Merger, dated as of March 9, 2020, by and between the Company and United Community Banks, Inc. (the "Merger Proposal")	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
2. To adjourn or postpone the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal	☐	☐	☐

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Date:______________________________

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Signature

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Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each shareholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

☐ Change of Address — Please print new address below

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VIRTUAL CONTROL NUMBER

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a shareholder of Three Shores Bancorporation, Inc. (the "Company"), you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone before the Special Meeting must be received by 11:59 PM EDT on June 15, 2020.

You may also vote your shares via the Internet during the virtual Special Meeting. You must register to participate and/or vote at the Special Meeting at http://www.viewproxy.com/ThreeShoresBancorp/2020. We strongly encourage you to register before 11:59 PM EDT on June 14, 2020. If you do not register to participate before 11:59 PM EDT on June 14, 2020, we cannot assure you that you will be able to complete the registration process and vote at the Special Meeting. On the day of the Special Meeting, once you have properly registered, you may enter the meeting at http://www.viewproxy.com/ThreeShoresBancorp/2020/VM by logging in using the password you received via email in your registration confirmation (you will also need the below Virtual Control Number). Further instructions on how to participate and vote at the Special Meeting are contained in the Proxy Statement/Prospectus in the section titled "Information About the Three Shores Special Meeting".

VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone



INTERNET

Vote Your Shares on the Internet: Go to http://www.AALvote.com/TSHR

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Shares by Phone: Call 1-866-804-9616

Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.